EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Health Care REIT, Inc. for the registration of an indeterminate amount of debt securities, common stock, preferred stock, depositary shares, warrants and units and to the incorporation by reference therein of our report dated February 22, 2006 (except for Note 15, as to which the date is May 9, 2006) with respect to the consolidated financial statements and schedules of Health Care REIT, Inc., included in its Current Report on Form 8-K dated May 10, 2006, and our report dated February 22, 2006 with respect to Health Care REIT, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Health Care REIT, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

Toledo, Ohio	/s/ ERNST & YOUNG LLP
May 9, 2006